As filed with the Securities and Exchange Commission on December 24, 2009

Registration No.: __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONFIDENT CARE SERVICES, INC.
(Name of small business issuer in its charter)

Nevada	8000	87-0740041
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1810 E. Sahara Avenue

Las Vegas, NV 89104

(866) 324-4553

(Address and telephone number of principal executive offices)

Don Harmer

Corporate Services of Nevada

502 N. Division Street

Carson City, NV 89703

Telephone: (775) 883-3711

Facsimile: (775) 883-2723

 (Name, address and telephone number of agent for service)

With Copies to:

Michael L. Corrigan, Esq.

11995 El Camino Real, Suite 301
San Diego, CA 92130
mike@corriganlaw.net
(858) 436-3368

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.     ☒

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.     ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1) (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	4,000,000	$0.90	$3,600,000	$200.88

(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

(2)

The selling shareholders will sell their shares of common stock at the offering price of $0.90 per share until our common stock is quoted on the OTC Bulletin Board, or other recognized secondary trading system. At such time, if ever, the selling shareholders may sell their shares of our common stock at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED ______, 2009

The information in this prospectus is not complete and may be changed. Our Selling Shareholders may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

4,000,000 Shares of Common Stock

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED _____, 2009

CONFIDENT CARE SERVICES, INC.

4,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offering by the selling Shareholders of the Company of up to 4,000,000 shares of our common stock by the Selling Shareholders named in this prospectus. We are registering the shares on behalf of the Selling Shareholders. The Selling Shareholders may sell common stock from time to time in the principal market on which our stock is traded at the prevailing market price or in negotiated transactions. The Selling Shareholders may be deemed underwriters of the shares of common stock that they are offering.

We have arbitrarily set an offering price of $0.90 per share of common stock offered through this prospectus. We are paying the expenses of registering these shares. We will not receive any proceeds from this offering.

Our common stock is presently not traded or quoted on any market or securities exchange. The sales price to the public is fixed at $0.90 per share until such time as our common stock is quoted on the Over-The-Counter (OTC) Bulletin Board or other exchange or quotation system. Although we intend to request a registered broker-dealer apply to have of our common stock quoted on the OTC Bulletin Board, public trading of our common stock may never materialize or even if materialized, be sustained. If our common stock is quoted on the on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the Selling Shareholders.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

These securities are speculative and involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Please refer to “risk factors” beginning on page 8.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Preliminary Prospectus is December 24, 2009.

Dealer Prospectus Delivery Obligation

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

Page

PART I:  INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

5

RISK FACTORS

8

FORWARD LOOKING STATEMENTS

12

USE OF PROCEEDS

13

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

13

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS  14

DESCRIPTION OF BUSINESS

16

EMPLOYEES

18

LEGAL PROCEEDINGS

18

MANAGEMENT

18

EXECUTIVE COMPENSATION

19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMEN

20

DESCRIPTION OF SECURITIES

20

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

23

PLAN OF DISTRIBUTION

23

SELLING SHAREHOLDERS

24

LEGAL MATTERS

25

EXPERTS

25

AVAILABLE INFORMATION

26

FINANCIAL STATEMENTS

26

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

27

ITEM 14: INDEMNIFICATION OF DIRECTORS AND OFFICERS

27

ITEM 15: RECENT SALES OF UNREGISTERED SECURITIES

27

ITEM 16: EXHIBITS

28

ITEM 17: UNDERTAKINGS

28

UNAUDITED FINANCIAL STATEMENTS – Nine Months Ending September 30, 2009

30

AUDITED FINANCIAL STATEMENTS – 2008

40

AUDITED FINANCIAL STATEMENTS – 2007

51

SIGNATURES

60

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the section entitled “risk factors” and our financial statements and the notes thereto. As used throughout this prospectus, the terms “Confident”, the “Company,” “we,” “us,” and “our” refer to Confident Care Services, Inc..

General

Confident Care Services, Inc. provides nurse and professional staffing to over eighty clients in California with over eighty RNs, Licensed Practical/Vocational Nurses, Certified Nursing Assistants, unlicensed Home Care Providers and Occupational/Physical Therapists on its staff.  Staffing is provided to hospitals, rehabilitation centers, skilled nursing facilities and residential settings.  The Company recently opened its first office in Nevada.

The Company has emphasized personal and fast service in providing staffing for its clients’ needs.  Confident has earned the trust of its clients.  The Company has a proprietary, Internet based system for placing its nurses efficiently and quickly.

The medical industry has increased its out-sourcing of various operations significantly over time including its staffing of nurses and other healthcare professionals in an effort to reduce costs and increase flexibility. This has created a market for outside vendors who can offer less expensive labor and more flexibility to the hospitals and healthcare facilities.  The Company has positioned itself to take advantage of this growing market.

Organizational History

Confident Care Services, Inc., a Nevada corporation, (hereinafter referred to as the “Company” or “Confident”) was incorporated in the State of Nevada on December 15, 1989 as Ram Financial Corporation (“Ram”).  The Company was originally established to provide financial services.  In October 2008, Ram was merged with Confident Care Services, Inc. in a reverse merger transaction in which Ram was the surviving corporation.  Prior to the merger, Ram had no operations and nominal liabilities.  Ram then changed its name to Confident Care Services, Inc.

Prior to the merger, the original Confident Care Services, Inc. had been in business for four years and provided healthcare professional staffing for hospitals and healthcare facilities in California.  During this time, the Company expanded the services it performs and expanded its customer base.  Currently the Company provides nurse staffing to over eighty clients in California with over eighty RNs, Licensed Practical/Vocational Nurses, Certified Nursing Assistants, unlicensed Home Care Providers and Occupational/Physical Therapists on its staff.  Staffing is provided to hospitals, rehabilitation centers, skilled nursing facilities and residential settings.  The Company has emphasized personal and fast service in providing staffing for its clients’ needs.  Confident has earned the trust of its clients.  The Company has a unique, Internet based system for placing its nurses efficiently and quickly.  The Company recently opened its first office in Nevada.

The Company is dependent on Mr. Johnpaul Riddles, founder and CEO.  Mr. Riddles has provided financial support to the Company and may provide additional financial support.  Mr. Riddles also does most of the marketing for the Company.

Business Objectives

Our business objective is to provide the medical industry with an inexpensive, flexible means of meeting its staffing needs at any time.  Staffing services include Registered Nurses (RNs), Licensed Practical/Vocational Nurses (LPNs/LVNs),

Certified Nursing Assistants (CNAs), unlicensed Home Care Providers and Occupational/Physical Therapists.  The Company‘s growth objective is to expand in California, where it has an office in Southern California and an office in Northern California, and in Nevada, where it has an office in Las Vegas,  It then plans to expand into Arizona and other western states as opportunities arise.

SUMMARY OF THE OFFERING

The Issuer:	Confident Care Services, Inc., a Nevada corporation

Selling Shareholders:

The Selling Shareholders named in this prospectus are existing Shareholders of our Company who purchased shares of our common stock exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, under Section 4(2) of the Securities Act.

Securities Being Offered:	Up to 4,000,000 shares of our common stock, par value $0.001 per share.

Offering Price:

The offering price of the common stock is $0.90 per share. We intend to request a registered broker-dealer to apply to have our common stock quoted on the OTC Bulletin Board upon our becoming a reporting entity under the Securities Exchange Act of 1934, as amended, or the Exchange Act. If our common stock is quoted on the OTC Bulletin Board and a market for our common stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Shareholders. The offering price would thus be determined by market factors and the independent decisions of the Selling Shareholders.

Minimum Number of Shares to Be Sold in This Offering:	None

Common Stock Outstanding Before and After the Offering:

22,205,000 shares of our common stock are issued and outstanding as of the date of this prospectus and will continue to be issued and outstanding upon the completion of this offering. All of the common stock to be sold under this prospectus will be sold by existing Shareholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Shareholders. All of the proceeds of the offering will go to the Selling Shareholders.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The table below summarizes the unaudited financial statements of Confident for the six months ended September 30, 2009 and the audited financial statements for the fiscal years ended December 31, 2008 and 2007.  The following information set forth below should be read in conjunction with our consolidated financial statements, the related notes to these financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.  Note that revenues declined significantly from 2008 to the first three-fourths of 2009.  This was due to a lack of working capital to pay nurses and healthcare professionals; an increased lag in 2009 in customer payments for services performed caused working capital requirements to increase significantly.

Executive Offices and Telephone Number

Our principal executive offices are located at 1810 E. Sahara Avenue, Las Vegas, NV 89104 and our telephone number is (866) 324-4553.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.”  If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company’s common stock could decline, and you may lose all or part of your investments.

THE SECURITIES BEING REGISTERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK TO THE INVESTORS AND SHOULD BE PURCHASED (IN THE AFTERMARKET IF ONE DEVELOPS) ONLY BY PERSONS THAT CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE PRICE HAS BEEN DETERMINED ON WHAT WE BELIEVE PURCHASERS OF A SPECULATIVE OFFERING WOULD BE WILLING TO PAY FOR THE SECURITIES AND BEARS NO RELATIONSHIP WHATSOEVER TO MARKET VALUE, ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

Prior to investing in the shares, and assuming an aftermarket of these shares develops, an investor should consider carefully the following risks and highly speculative factors, which may affect our business.  In analyzing this registration, prospective investors should carefully read and consider, among other factors, the following:

RISKS RELATING TO OUR BUSINESS

(1)       Finding Additional Funding for Expansion

The Company has limited financial resources, and there can be no assurance that additional funding will be available for expansion.  Although the Company has been successful in the past in obtaining financing through borrowing and factoring, there can be no assurance the Company will be able to obtain adequate financing in the future, as and when needed, or that the terms of such financing, if any, will be favorable.  Failure to obtain such additional financing could result in delay or indefinite postponement of the Company’s expansion. Such failure to obtain financing could also materially affect the Company's ability to continue as a going concern.

(2)

Significant Decrease in Revenues and Lack of Profitable Operations in Recent Periods

The Company’s revenues declined significantly from 2008 to the first three-fourths of 2009.  This was due to a lack of working capital to pay nurses and healthcare professionals; an increased lag in 2009 in customer payments for services performed caused working capital requirements to increase significantly.

The Company was profitable in 2006 and 2007, but there were net losses in 2008 and first three-fourths of 2009.  The main reasons for the losses were a lack of working capital and customer slow pay, as further described in (7) below.  If additional funding is not available, there is a risk that losses will continue.

(3)

Ability to Continue as a Going Concern

The Company suffered losses in 2008 and 2009 to date as mentioned in risk factor (2) above.  This raises substantive doubt about the Company’s ability to continue as a going concern.

(4)

Dependence of Company on Johnpaul Riddles, CEO

The Company is dependent on the continued employment of Johnpaul Riddles, the Company’s founder and CEO.  Mr. Riddles has provided financial support to the Company and may provide additional financial support.  Mr. Riddles also does most of the marketing for the Company through direct contact with existing and potential customers.  The Company’s could lose business and suffer financially should Mr. Riddles leave the Company.

(5)

Lack of More than One Full-time Executive Officer and Employment Agreements

Mr. Riddles is the only full-time executive officer of the Company.  Mr. Tallant, President, and Mr. Trapp, CFO, devote approximately 30% of their time to the Company.  Should there be significant growth in the Company’s business, Mr. Tallant and Mr. Trapp plan to devote more of their time to the Company.  And should operations become profitable again, the Board of Directors will make formal employment and compensation arrangements with the executive officers.

(6)

Reduction in Outsourcing by Health Care Facilities

The medical industry has increased its out-sourcing of various operations significantly over time including its staffing of nurses and other healthcare professionals in an effort to reduce costs and increase flexibility. This has created a market for outside vendors who can offer less expensive labor and more flexibility to the hospitals and healthcare facilities.  Should hospitals and healthcare facilities out-source a significantly smaller portion of their labor in the future, this would have an adverse affect on the Company’s revenue.

(7)

Increasing Customer Slow Payments

The profitability of the Company is strongly affected by how quickly customers pay for invoiced services since financing account receivables is expensive.  An increase in slow paying customers would have an adverse affect on the Company’s profitability.  A number of times during 2008, the State of California was very slow in reimbursing hospitals and healthcare facilities for state funded medical care.  In turn, hospitals and healthcare facilities were slow to pay our invoices.  If instances of slow pay by our customers increases significantly in the future, this will have an adverse affect on our profitability.

The majority of the facilities that use our service are Medicare and Medi-Cal funded.  When the State of California delays payment to these facilities, the payments to us are delayed by the facility as they will use the funds they receive to purchase food, medications and other necessities for the health, safety and comfort of their patients before paying payment other invoices.  Although we have a “net 30” contract with our customers, when the State delays their payments to our customers for services we performed, the customers have been delaying payments to us, often exceeding 120.  Meanwhile, we have to pay our nurses and our other expenses.  Two examples of delayed payments are as follows:

Invoice #23979 in the amount of $7,669.00 which was dated 4/9/08 became due on 5/8/08 and was not paid until 8/5/08.  This was 118 days instead of 30.

Invoice #24102 in the amount of $4,886.50 which was dated 4/26/08 became due on 5/25/08 and was not paid until 10/6/08.  This was 163 days instead of 30.

The following article from www.californiahealthonline.org provides further insight to the slow payment problem:

Clinics Warn of Cutbacks in Face of Medi-Cal Payment Freeze - Friday, July 25, 2008

Clinics and other health care facilities in California are laying out plans to maintain operations without Medi-Cal payments after the state announced yesterday that reimbursements will be held until a state budget is approved, the Modesto Bee reports. Medi-Cal is California's Medicaid program (Carlson, Modesto Bee, 7/25).

Community clinic operators in the Los Angeles area warn that they will have to eliminate services and scale back hours if Medi-Cal reimbursements do not resume by the end of the summer (Abram, Los Angeles Daily News, 7/24).

California has an emergency fund of about $2 billion to cover Medi-Cal costs for health care facilities if the state budget is not approved by the beginning of the state's fiscal year on July 1. This year, the emergency fund covered expenses for less than four weeks.

The payment freezes will affect clinics, hospitals, medical equipment suppliers, adult day health care centers and other medical facilities (Modesto Bee, 7/25)

(8)

Ability to Hire Qualified Staff

The Company must attract and retain nurses and other healthcare professionals who possess the skills, experience and licenses necessary to meet the requirements of our customers. We compete for healthcare staffing personnel with other temporary healthcare staffing companies and with hospitals and healthcare facilities.  We must continually evaluate and expand our temporary healthcare professional network to keep pace with our customers’ needs. Currently, there is a shortage of qualified nurses in the western United States, competition for nursing personnel is increasing, and salaries and benefits have risen. We may be unable to continue to increase the number of temporary healthcare professionals that we recruit, decreasing the potential for growth of our business. Our ability to attract and retain temporary healthcare professionals depends on several factors, including our ability to provide temporary healthcare professionals with assignments that they view as attractive and to provide them with competitive benefits and wages.  Moreover, if we are unable to attract and retain temporary healthcare professionals, the quality of our services to our customers may decline and, as a result, we could lose some customers.  If we are unable to attract qualified nurses and other healthcare professionals at reasonable costs, it will have an adverse affect on our profitability.

(9)

Ability to Compete against Larger Healthcare Staffing Companies

The healthcare staffing business is highly competitive. We compete with full-service staffing companies and with specialized temporary staffing agencies. Some of these companies may have greater marketing and financial resources than us.  To the extent competitors seek to gain or retain market share by reducing prices or increasing marketing expenditures, we could lose revenues and our margins could decline.  Because of the Company’s experience, outstanding past performance and unique Internet system, we have and expect to continue to compete very well against other companies.

(10)

Ability to Continue Securing and Filling New Orders from our Customers

We do not have long-term agreements or exclusive guaranteed order contracts with our hospital and healthcare facility customers. The success of our business is dependent upon our ability to continually secure new orders from our customers and to fill those orders with our temporary healthcare professionals. Our customers are free to place orders with our competitors. Therefore, we must maintain positive relationships with our hospital and healthcare facility clients.

 (11)

Reductions in Customer Patient Occupancy which Reduce Customer Outsourcing

Demand for our services is significantly affected by the general level of patient occupancy at our hospital and healthcare customers’ facilities. When occupancy increases, temporary employees are often added before full-time employees are hired. As occupancy decreases, customers typically will reduce their use of temporary employees before undertaking layoffs of their regular employees. In addition, we may experience more competitive pricing pressure during periods of occupancy downturn. Occupancy also fluctuates due to the seasonality of some elective procedures. We are unable to predict the level of patient occupancy at any particular time and its effect on our revenues and earnings.

(12)

Healthcare Reform which Reduces Customer Outsourcing

The U.S. government has undertaken various efforts to control growing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and drug companies. In the recent past, the U.S. Congress has considered several comprehensive healthcare reform proposals. To the extent to which these efforts are successful, hospitals and other healthcare facilities may react by spending less on healthcare staffing, including nurses. If this were to occur, we would have fewer business opportunities, which could have a material adverse effect on our business.  Similarly, State governments have also attempted to control the growth of healthcare costs.  Furthermore, third party payors, such as health maintenance organizations, increasingly challenge the prices charged for medical care. Failure by hospitals and other healthcare facilities to obtain full reimbursement from those third party payors could reduce the demand or the price paid for our services.

 (13)

Ability to Manage Growth

Because of its small size, the Company’s growth in accordance with its business plans, if achieved, will place a significant strain on its financial, operation and management resources.  The failure to continue to upgrade our administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, nurses and other health care personnel, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

RISKS RELATED TO THE SECURITIES MARKET AND INVESTMENT IN OUR COMMON STOCK

(1)

Resale of Our Securities May Be Difficult Because There is No Current Market For Our Securities and its Possible That No Market Will Develop..

There is no current public market for our securities, and no assurance that such a public market will develop in the future. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares. Even if a market does develop there is no guarantee that you will be able to sell your stock for the same amount you originally paid for it.

Our failure to be listed on an exchange or NASDAQ would make trading our shares more difficult for investors. It may also make it more difficult for us to raise additional capital. Further, we may also incur additional costs under state blue sky laws in connection with any sales of our securities.

 (2)

We have no experience as a public company.

We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. In addition, we will be required to spend significant resources to comply with the various rules and regulations of the Securities Act and Exchange Act applicable to public reporting companies.   As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

(3)

 Future sales of our common stock or securities convertible into our common stock may depress our stock price.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

Effective February 15, 2008, the SEC adopted revisions to Rule 144. Under the newly adopted revisions:

•	•	• the holding period for restricted shares of our common stock after the completion of this offering has been reduced to six months under specified circumstances.
•	•	• the restrictions on the sale of restricted shares of our common stock held by affiliates and non-affiliates of ours has been reduced; and
•	•	• certain other restrictions on resale of the shares of our common stock under Rule 144 were modified to make it easier for our stockholders under specified circumstances to sell their shares.

(4)

Our executive officers are in a position to substantially control matters requiring a stockholder vote.

As of the date of this prospectus, our executive officers beneficially owned 61.4% of our outstanding common stock. As a result, if they vote together, they may have the ability to control the outcome on all matters requiring stockholder approval including, but not limited to, the election of directors and any merger, consolidation or sale of all or substantially all of our assets. They also have the ability to control our management and affairs.

(5)

 If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price could decline.

As of the date of this prospectus, our executive officers beneficially owned all of our outstanding common stock. As a result, if they vote together, they may have the ability to control the outcome on all matters requiring stockholder approval including, but not limited to, the election of directors and any merger, consolidation or sale of all or substantially all of our assets. They also have the ability to control our management and affairs.

(6)

 We do not expect to pay any cash dividends for the foreseeable future.

The continued expansion of our business may require substantial funding. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future. Any determination to do so in the future would be at the discretion of our board of directors and will depend upon our results of operations, financial condition, and other factors that our board of directors deems relevant. Accordingly, if you purchase shares in this offering, realization of a gain on our investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

(7)

 Applicable SEC rules governing the trading of “Penny Stocks” limit the liquidity of our common stock, which may affect the trading price of our common stock.

Our common stock is currently not quoted in any market. If our common stock becomes quoted, we anticipate that it will trade below $5.00 per share. As a result, our common stock is considered a “penny stock” and is subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded.  These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the written purchaser’s agreement to a transaction prior to purchase.  These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock..

(8)

 Issuances of our stock could dilute current shareholders and adversely affect the market price of our common stock, if a public trading market develops.

We have the authority to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, and to issue securities convertible or exercisable for shares of our common stock without stockholder approval. We may need to raise additional capital to fund our business operations. If we raise funds by issuing equity securities, our existing stockholders may experience substantial dilution.

The issuance of preferred stock by our board of directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our board of directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future despite, and the size and timing of additional significant orders and their fulfillment. We have no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

Lack of demand for our products and services;

•

Competitive products and pricing;

•

Limited amount of resources devoted to advertising and marketing;

•

Competitive pressures in the marketing industry;

•

General conditions in the economy and capital markets.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the Selling Shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

At the time of this filing there is no established U.S. public trading market for the common stock of the Company.  The common stock and preferred stock are the only classes of stock of the Company.  There are no options, warrants or convertible securities, other than the preferred shares.  All 22,000,000 common shares could be sold pursuant to Rule 144.  4,000,000 common shares are being registered with this S-1, Amend. #3 filing.

Market for Securities

There is presently no public market for our common stock.  The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The factors considered were our relatively short operating history and the price we believe a purchaser is willing to pay for our shares.

We cannot assure you that an active or orderly trading market will develop for our common stock or that our common stock will trade in the public markets subsequent to this offering at or above the offering price. We intend to request a registered broker-dealer to apply to have our common stock listed on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Penny Stock Regulations

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, Shareholders may have difficulty selling those securities.

Holders of Our Common Stock

As of August 4, 2009 we had 22,205,000 shares of common stock issued and outstanding and approximately 31 stockholders of record of our common stock.

Rule 144 Shares

Other than the shares being offered for resale by the Selling Shareholders named in this prospectus, none of shares of our common stock are available for resale to the public.  Under Rule 144, a person who has beneficially owned shares of a Company's common stock for a specified period is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the company's common stock then outstanding; or

2.	The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Rule 144 amendments set forth in the SEC’s Final Rule Release No. 33-8869, effective as of February 15, 2008, shortened the holding period for resale of Rule 144 restricted stock to six-months under specified circumstances.  Also, restrictions on the sale of restricted shares held by affiliates and non-affiliates have been reduced, and certain other restrictions on resale of shares under Rule 144 were modified to make it easier for stockholders under specified circumstances to sell their shares.

Sales under Rule 144 are also subject to provisions related to the manner of sale, to notice requirements and to the availability of current public information about the company.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with  and our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Overview.

Revenues declined significantly from 2008 to the first three-fourths of 2009.  This was due to a lack of working capital to pay nurses and healthcare professionals. An increased lag in 2009 in customer payments for services performed caused working capital requirements to increase significantly.  Further, it has become increasingly difficult for small businesses such as ours to finance receivables and raise capital in the current economic and credit environment.  However, we still believe that in the near and long-term that there is a great opportunity for the Company to prosper, especially in Nevada where we plan to expand aggressively once capital markets are more available to us.  The medical industry continues to grow, and the outsourcing of various operations such as nurse staffing continues to grow.  Meanwhile we are cutting back operations and reducing expenditures to preserve resources.

The Company is dependent on Mr. Johnpaul Riddles, founder and CEO.  Mr. Riddles has provided financial support to the Company and may provide additional financial support.  Mr. Riddles also does most of the marketing for the Company.  He is committed to making it a very successful company.

Liquidity and Capital Resources.

For the year ended December 31, 2008, we had total assets of $170,464.  For the year ended December 31, 2007, we had total assets of $321,537, compared to total assets in 2006 of $375,027. The decreases in assets for the 12 months of 2008 was mainly due to a decrease in accounts receivable. At December 31, 2008, we had current liabilities of $1,411 which was represented by accounts payable.  At December 31, 2007, we had current liabilities of $51,532.  At December 31, 2006 we had current liabilities of $36,321.

Prior to the merger with Confident on October 27, 2008, Ram had no operations and nominal assets. For accounting purposes, we treated our acquisition of Confident as a recapitalization of our Company. As a result, we treat the historical financial information of Confident as our historical financial information.

Our primary liquidity and capital resource needs are to finance the costs of our operations. To date, we have financed our business operations through factoring accounts receivable and loans from officers, directors and family.  The only written factoring   agreement is an agreement dated May 19, 2008 with Capital Partners Funding, LLC (dba Freight Capital).  A copy of this agreement is attached as an exhibit.  Loans from family and friends were entered into prior to 2007 without written agreements.

We believe we will have adequate liquidity through the next twelve months to operate our business and to meet our cash requirements based on cutting back operations and reducing expenditures to preserve resources.  We do not believe that our current cash resources will be able to maintain our current operations for an extended period of time. We will be required to raise additional funds or arrange for additional financing over the next 12 months to adhere to our business plan which will require the financing of additional account receivables. No assurance can be given, however, that we will have access to additional cash in the future, or that funds will be available on acceptable terms to satisfy our working capital requirements. If we are not able to arrange for additional funding or if our officers, directors and shareholders stop advancing funds to us, we may be forced to make other arrangements for financing such as loans or entering into strategic alliances. We have not identified any alternative sources of financing.

Results of Operations

We realized revenue from operations for the first 6 months of 2009 of $198,736.  We realized revenue from operations in the twelve months of 2008 and 2007 of $1,369,782 and $1,732,138, respectively.  During the first 6 months of 2009, the net loss from operations was $87,710.  During 2008, the net loss from operations was $125,171.  During 2007, there was a net gain of $56,666.  A major reason for the decline in revenues and the losses in 2008 and the first three-fourths of 2009 was the slow pay of certain customers who were not receiving timely reimbursements by the State of California.  Also, it became increasing difficult to finance receivables which were not being paid for 3 or 4 months rather than the 30 days our customers were supposed to be paying their invoices.  Expenses went down in the first three-fourths of 2009 and in 2008 nearly proportional to the decreases in revenues.  For example, the largest expenses, Contract Labor and Payroll Expenses, decreased 14% from 2007 to 2008 while revenue decreased 21%.  From 2008 to the first three-fourths of 2009, these expenses decreased 66% while revenue decreased 71%, on a monthly average basis.  Total operating expenses decreased 8% from 2007 to 2008 and decreased 63% from 2008 to the first three-fourths of 2009, on a monthly average basis.  So as revenues have decreased, we have been able to make very substantial reductions in expenses.  From January 1, 2005 (inception) to December 31, 2008, the Company has incurred cumulative net losses of $143,246.

Our Plan of Operation for the Next Twelve Months

The Company plans to open at least two more offices in Nevada in the next twelve months.  We also plan to expand our services in California from our two present offices.  Many hospitals and healthcare facilities are operating now with “skeleton” permanent staff, and are therefore using a higher proportion of contract nurses.  This will make it easier to meet our growth projections.  However, any expansion of our offices must wait until capital markets are more available to us.

There is substantial doubt about our ability to continue as a going concern for a reasonable period of time.  Revenues declined significantly from 2008 to the first three-fourths of 2009.  This was due to a lack of working capital to pay nurses and healthcare professionals. An increased lag in 2009 in customer payments for services performed caused working capital requirements to increase significantly.  Further, it has become increasingly difficult for small businesses such as ours to finance receivables and raise capital in the current economic and credit environment.  However, we still believe that in the near and long-term that there is a great opportunity for the Company to prosper, especially in Nevada where we plan to expand aggressively once capital markets are more available to us.  The medical industry continues to grow, and the outsourcing of various operations such as nurse staffing continues to grow.  Meanwhile we are taking action to cut back operations and reduce expenditures to preserve resources.  We are also taking action to borrow funds for working capital.

We do not know of any trends, demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in our liquidity increasing or decreasing in any material way.  We are seeking an external loan as a bridge loan to improve our liquidity until capital markets are more available to us.  We do not have material unused sources of liquid assets.

The Company’s main historical sources of cash are accounts receivable, bank loans, private party loans and sale of common stock.  Accounts Receivable provided approximately $42,000 cash in 2007, $142,000 cash in 2008 and $85,000 cash in the first three-fourths of 2009.  With Accounts Receivable now less than $50,000, we expect Accounts Receivable to be only a small source of cash in the near term.  Bank loans have not been a source of cash since 2007, and with current credit market conditions, we do not expect bank loans to be a source of cash in the near term.  We have not had net private party loans since 2006, but expect to raise some cash from family and friends in the near term.  Only in 2008 did we raise any cash through the sale of common shares; we expect to raise some cash by the sale of common shares in the near term.

DESCRIPTION OF BUSINESS

Organizational History

Confident Care Services, Inc. was incorporated in January 2005 by Johnpaul (“Jay”) Riddles.  It was established to provide nurse and healthcare professional staffing for hospitals and healthcare facilities. In October 2008, Confident was merged into Ram Financial Corporation (Ram).  The merger was a reverse merger transaction in which Ram was the surviving corporation.  Ram then changed its name to Confident Care Services, Inc.

The Company has spent the past nearly four years expanding its customer base.  Currently the Company provides nurse staffing to over eighty clients in California with over eighty RNs, Licensed Practical/Vocational Nurses, Certified Nursing Assistants, unlicensed Home Care Providers and Occupational/Physical Therapists on its staff.  Staffing is provided to hospitals, rehabilitation centers, skilled nursing facilities and residential settings.  All staff is screened as to education, experience, references, and appropriate certifications.  The Company recently opened its first office in Nevada.

The Company has emphasized personal and fast service in providing staffing for its clients’ needs.  Confident has earned the trust of its clients.  The Company has a unique Internet based system for placing its nurses efficiently and quickly.

The medical industry has increased its out-sourcing of various operations significantly over time including its staffing of nurses and other healthcare professionals in an effort to reduce costs and increase flexibility. This has created a market for outside vendors who can offer less expensive labor and more flexibility to the hospitals and healthcare facilities.  Hospital staffing needs vary.  So rather than hiring full-time staff, with all of their associated benefits, that may not be needed during certain periods, they save money by hiring temporary staff only for those times they have a specific need, such as a surge in hospital admissions.  This provides savings and flexibility.  The Company has positioned itself to take advantage of this growing market for temporary staffing of nurses and other healthcare professionals.

The Company believes it can readily increase its staff as needed because it offers nurses and other healthcare professionals schedule flexibility, often higher pay per hour than full-time positions, and daily pay through a credit card service.

We locate our staff through various means.  There are nursing schools in addition to Community Colleges, Universities and State Colleges near our offices which offer the training and credentials necessary for various nursing degrees and other healthcare credentials. These professional schools have “job boards” which are updated regularly. We are often contacted directly by the schools or their graduates.  Many of our Independent Contractors come to us via “word of mouth” from the facilities that we staff. We also advertise in the local papers and internet job boards such as www.CalJobs.ca.gov and www.craigslist.com.  In addition, the Company has three websites that anyone interested in working with Confident Care can access: www.nursesacrossamerica.com and www.confident-care.com.  An advantage of working with us is that we have a proprietary website that allows these Independent Contractors to work the schedule they want, at the facilities they enjoy working in and with the flexibility to make their own work schedules.

Our standard Independent Contractor agreement is provided as an Exhibit.  Independent contractors provide their own insurance, own benefits such as health insurance, and pay their own income taxes.

Business Objectives

The primary objective of the Company is to provide the medical industry with an inexpensive, flexible means of meeting its staffing needs at any time.  Staffing services include Registered Nurses (RNs), Licensed Practical/Vocational Nurses (LPNs/LVNs), Certified Nursing Assistants (CNAs), unlicensed Home Care Providers and Occupational/Physical Therapists.  The Company‘s growth objective is to expand in California, where it has an office in Southern California and an office in Northern California, and in Nevada, where it has an office in Las Vegas,  It then plans to expand into Arizona and other western states as opportunities arise.

Market Strategy

The Company’s marketing strategy is to systematically promote our capabilities and our outstanding past performance to hospitals and healthcare facilities.  We generally make personal visits to potential clients within 50 miles of our offices to introduce ourselves and explain why our clients prefer our services to those offered by competitors.  Over the next year, we will target expansion in those cities which we already serve as well as target expansion to other population centers in California, Nevada and Arizona.  The Company markets directly to hospitals and other health care facilities within reasonable compute of its offices.  The CEO of the Company does most of the marketing through direct contact.  We stress to potential customers our personal service and quick response to requests for nurses and other health care professionals.  We have approximately 80 customers.  Two customers accounted for more than 10% of revenues.  One of these customers accounted for 39% of revenues and the other customer accounted for 19% of revenues.

Competition

The Company competes in a competitive medical services industry.  Competitors include AMN Healthcare, Maxim Healthcare, Medical Staffing Network and other companies.  Our competitors are much larger and have greater financial resources than we do.   Because of the Company’s experience and outstanding past performance, we have and expect to continue to compete very well against other companies. Our competitiveness is enhanced by our unique Internet based, contract staffing software which we developed for internal staff management, shift tracking, data base management, and reporting.  This has significantly improved our efficiency.

Description of Property

The Company does not own any real property.  The Company leases three small offices in Las Vegas, Nevada; San Diego, California; and Oroville, California.

EMPLOYEES

The Company has one full-time executive employee, two full-time operations employees and one full-time administrative/clerical employee.  In addition, we have two part-time executive employees.  None are subject to collective bargaining agreements.  In addition, the Company has engaged approximately eighty independent contractors.

LEGAL PROCEEDINGS

We are not presently a party to any pending material litigation nor, to the knowledge of our management, is any litigation threatened against us.

MANAGEMENT

The following table sets forth the respective names, ages and positions of our directors and executive officers as well as the year that each of them commenced serving as a director with Confident.  All of the directors identified below were elected to the Board of Directors of the Company immediately after the reverse merger on October 27, 2008  and their terms will run until our annual meeting of Shareholders in 2010.

Person and Position:	Age:	Director Since:	Employment Dates
Johnpaul Riddles -- Chief Executive Office, Chairman and Director	35	January 2005	1-1-2005 to present
Douglas Tallant -- President and Director	67	October 2008	10-23-08 to present
Donald Trapp -- Chief Financial Officer and Director	70	October 2008	10-23-08 to present

Mr. Riddles spends full-time on Company business.  Mr. Tallant and Mr. Trapp each spend approximately 30% of their time on Company business.

Management and Director Biographies

Johnpaul Riddles

Chief Executive Officer and Chairman

Mr. Riddles has over 15 years in the medical field.  His expertise encompasses nursing, marketing and management.  In 2005, Mr. Riddles founded Confident Care Services Inc. in San Diego, Ca. which now has 3 offices including San Diego, Northern California and Las Vegas, Nevada.  From 2001 to 2004 he owned and managed a medical staffing company in

San Diego.   He started his medical career serving in the United States Navy as a Corpsman for five years.  As a Corpsman, he had many assignments including, working at Balboa Naval Hospital in San Diego.  Later, Mr. Riddles was stationed on the USS Tarawa where his duties included emergency medicine, lab and x-ray.  Prior to serving in the Navy, Mr. Riddles was an Emergency Medical Technician and Firefighter for Butte County, Ca.  Mr. Riddles became a Licensed Vocational Nurse in 1992.  He also is an American Red Cross CPR and First Aid instructor.

Douglas Tallant

President and Director

Mr. Tallant an entrepreneur experienced in the start-up and operation of companies.  For more than five years, he has been President of Friendly Energy Exploration.  He owned and operated physical therapy clinics in Denver and Oklahoma City for more than five years.  Mr. Tallant has also been involved in the automobile industry.  He owned and managed the largest automobile dealership in Denver for over 14 years.  He has formed and managed several public companies including Questex, the developer of the original breathalyzer.  Mr. Tallant has a Bachelor of Science degree in Mechanical Engineering from the University of Oklahoma in 1965.  Mr. Tallant will be spending approximately 30% of his time on Company matters.

Donald Trapp

Chief Financial Officer

Mr. Trapp is an engineer, systems analyst and businessman.  He is on the Boards of Confident Care and of Friendly Energy Exploration.  For more than five years, he has been Chief Financial Officer of Friendly Energy Exploration.  He was the Chief Financial Officer of InfoHighway International, Inc., an internet service provider.  He is a former Division Manager of the Economic Analysis Division at Science Applications International Corporation.  Mr. Trapp received a Bachelor of Science degree in Engineering Science from Harvey Mudd College in 1961 and a Master of Science degree in Nuclear Engineering from M.I.T. in 1962.  He also attended the Graduate School of Industrial Administration at Carnegie-Mellon University.  Mr. Trapp will be spending approximately 30% of his time on Company matters

Family Relationships amongst Directors and Officers:

None.

 EXECUTIVE COMPENSATION

The table below summarizes the compensation received by our Named Executive Officers in the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Plan Compensation	Non-Equity Incentive Plan Compensation	Non Qualified Compensation Earnings	All Other Compensation	Total
Johnpaul Riddles -CEO and Chairman(1)	2008	$0	$0	$0	$0	$0	$0	$0	$0	$0
	2007	$0	$0	$0	$0	$0	$0	$0	$0	$0
Douglas Tallant -President and Director(2)	2008	$0	$0	$0	$0	$0	$0	$0	$0	$0
	2007	$0	$0	$0	$0	$0	$0	$0	$0	$0
Donald Trapp

-CFO and Director(3)	2008	$0	$0	$0	$0	$0	$0	$0	$0	$0
	2007	$0	$0	$0	$0	$0	$0	$0	$0	$0

(1) Mr. Riddles served as the CEO and sole Director of Confident Care Services Inc. from its inception until the consummation of the reverse merger with Ram Financial Corporation on October 27, 2008. He is serving as the Chief Executive Officer, Chairman and Director since the consummation of the reverse merger with Ram Financial Corporation.

(2) Mr. Tallant served as the CEO and Chairman of Ram Financial Corporation from its inception until the consummation of the reverse merger with Confident Care Services Inc. on October 27, 2008. He is serving as the President and as a Director since the consummation of the reverse merger with Ram Financial Corporation.

(3) Mr. Trapp served as the CFO and as a Director of Ram Financial Corporation from its inception until the consummation of the reverse merger with Confident Care Services Inc. on October 27, 2008. He is serving as the CFO and as a Director since the consummation of the reverse merger with Ram Financial Corporation.

Management Compensation

Except for as stated in the preceding Summary Compensation Table, we have not paid any salary, bonus or other compensation to our officers and directors since our inception. We presently have no compensation arrangements with our officers and directors.

Stock Option Grants

No stock options or stock appreciation rights under any stock incentive plans or otherwise were granted to our executive officers and directors since our inception.

Director Compensation

The Company currently does not pay any cash fees to directors, but we pay directors' expenses in attending board meetings. During the year ended December 31, 2008, no director expenses were reimbursed.

Employment Agreements

There are no employment agreements in affect.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our Shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board.

Significant Employees

We have no significant employees other than our executive officers and directors named in this prospectus. We conduct most of our business through independent contractors.

Committees of the Board of Directors

Our audit committee presently consists of our directors. Our board does not have compensation, governance, nominating or executive committees or any other committees.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, or persons performing similar functions in that our officers and directors serves in all the above capacities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions since January 2008, in which we have been a participant, in which the amount involved exceeded one percent of the average of total assets at year end for the last two completed fiscal years or $2,460 (average assets for 2007 and 2008 year ends are $246,000) and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest except as follows.  Mr. Riddles, CEO and Chairman, has at various times loaned monies to the company and borrowed monies from the company.  At year end 2007, he had loaned the Company $12,319, and, at year end 2008, he had borrowed $18,898 from the Company.  ($18,898 was the largest amount outstanding during 2008.)  No interest was paid during 2008, and the interest payable is zero percent since in previous years Mr. Riddles loaned the Company money interest free.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock As of the date of this Prospectus by (i) each Named Executive Officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our common stock, and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person.  Unless otherwise noted, the address for each reporting person below is c/o Confident Care Services, Inc., 1810 E. Sahara Avenue, Las Vegas, NV 89104.

Name and Address of Beneficial Holder	Shares of Common Stock	Percentage of Common Stock (1)	Shares of Preferred Stock	Percentage of Preferred Stock (1)
Johnpaul Riddles -- Chief Executive Officer and Chairman	8,887,438	40.0%	0	0.0%

Douglas Tallant -- President and Director	4,757,142	21.4%	1,100,000	78.6%

Donald Trapp -- CFO and Director	0	0.0%	300,000	21.4%

All executive officers and directors as a group (3 persons)	13,644,580	61.4%	1,400,000	100.0%

(1)

Applicable percentage of ownership is based on 22,205,000 shares of common stock and 1,400,000 shares of preferred stock issued and outstanding. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person.

DESCRIPTION OF SECURITIES

General

Under our Certificate of Incorporation, we are authorized to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $0.001 per share, or Common Stock and 10,000,000 are preferred stock, par value $0.001 per share, or Preferred Stock. As of the date hereof, 22,205,000 shares of our common stock are issued and outstanding, and there are 31 holders of record of our Common Stock.

Common Stock

Holders of Common Shares of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes, including the election of directors, and to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefore.  Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities.  Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.   The Common Shares have no cumulative voting rights.

There is no active market for our common stock.

Currently, there is no active trading market for our common stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our common stock shares on the OTC Bulletin Board.  There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board, pink sheets or any other recognized trading market or exchange.  Any trading market that may develop in the future for our common stock will most likely be very volatile, and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our common stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our common stock on the OTC Bulletin Board may be jeopardized.

Preferred Stock

The Preferred Stock authorized may be issued with such rights, preferences and privileges, and issued in such series, as are determined by the Company's Board of Directors.  Each outstanding share of Series A Convertible Preferred Stock had an original purchase price and has a liquidation preference of $100.  Each outstanding share of Preferred Stock is convertible into ten shares of Common Stock at any time after December 31, 2006.  All shares of Common Stock, upon the conversion of the Preferred Stock, would not be subject to redemption or conversion, nor would they have conversion rights.  The preferred shares have voting rights equal to twenty shares of common stock.

In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our Company.  Although 1,400,000 shares of preferred stock are currently issued and outstanding, we have no present intention to issue any additional shares of preferred stock, no assurance can be given that it will not do so in the future.

 Dividend Policy

The Registrant has never paid a cash dividend.  It is the present policy of the Registrant to retain any extra profits to finance growth and development of the business.  Therefore, the Registrant does not anticipate paying cash dividends on its common stock in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We do not have a stock option plan in place nor are there any outstanding exercisable for shares of our common stock.

Convertible Securities

We have preferred stock as described above which is convertible into common shares.  We have issued 1,400,000 shares of the preferred stock.  We do not have any options or warrants convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we are required to indemnify an officer, director, or former officer or director, to the full extent permitted by the Nevada General Corporation Law, provided that the person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the Company. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the Selling Security Holders to sell their shares on a continuous or delayed basis after this registration statement is declared effective by the Securities and Exchange Commission. The Selling Security Holders may sell some or all of their common stock in one or more transactions, including block transactions:

•

In public markets as the common stock may be trading from time to time;

•

In privately negotiated transactions;

•

Through the writing of options on the common stock;

•

In short sales; or

•

In any combination of the aforementioned methods of distributions.

The sales price of the Commons Stock being offered to the public by the Selling Security Holders in this prospectus has been fixed at $0.90 per share until such time as our common stock is quoted on the OTC Bulletin Board or inter-dealer quotation system or exchange. Although we intend to request a registered broker-dealer apply to have our common stock quoted on the OTC Bulletin Board, public trading of our common stock may never materialize or if materialized, be sustained. If our common stock is quoted on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each Selling Security Holders and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

•	the market price of our common stock prevailing at the time of sale;

•	a price related to such prevailing market price of our common stock; or

•	such other price as the Selling Shareholders determine from time to time.

The Selling Shareholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the Selling Security Holders, or, if they act as an agent for the purchaser of such common stock, from such purchaser. The Selling Security Holders are expected to pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the Selling Security Holders named in this prospectus.

The estimated costs of this offering are $114,201. We are bearing all costs relating to the registration of the common stock. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Security Holders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The Selling Security Holders and any broker-dealers who execute sales for the Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the Selling Security Holders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and be required to, among other things:

•	Not engage in any stabilization activities in connection with our common stock;

•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

The Selling Security Holders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling Shareholders or any other such person. In the event that the selling Shareholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling Shareholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the Selling Stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the Selling Security Holders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

SELLING SHAREHOLDERS

The Selling Security Holders named in this prospectus are offering an aggregate of shares of our common stock registered in a registration statement of which this prospectus forms a part. The Selling Security Holders acquired such shares of our common stock under the exemption from the registration requirements under Regulation D and Section 4(2) promulgated under the Securities Act. To the best of the Company’s knowledge, none of the Selling Security Holders are a broker-dealer, underwriter or affiliate thereof.

The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Security Holders, including, the number of shares of our common stock beneficially owned by each prior to this offering; the total number of shares of our common stock that are to be offered by each Selling Stockholder; the total number of shares that will be beneficially owned by each Selling Security Holders upon completion of the offering; the percentage owned by each upon completion of the offering.

Name of Selling Stockholder (1)	Beneficial Ownership Before Offering		Number of Shares Being Offered	Beneficial Ownership After Offering
	Number of Shares (1)	Percent (2)		Number of Shares (1)	Percent (2)
Bearpaw Marketing, Inc. (3)	1,000,000	4.5%	1,000,000	0	0.0%
Jetco Trust (4)	1,000,000	4.5%	1,000,000	0	0.0%
Robert Lazerus	900,000	4.1%	390,580	509,420	2.3%
John Riddles (5)	525,562	2.4%	525,562	0	0.0%
Mary Riddles (6)	500,000	2.3%	500,000	0	0.0%
Donald Legg (7)	200,000	0.9%	200,000	0	0.0%
Charles Briscoe	142,858	0.6%	142,858	0	0.0%
Michael L. Corrigan (8)	100,000	0.5%	100,000	0	0.0%
Randolph Townsend	100,000	0.5%	100,000	0	0.0%
Jessica Legg (9)	30,000	0.1%	30,000	0	0.0%
Crystal Jakubczak	11,000	0.0%	11,000	0	0.0%
Total	4,509,420	20.3%	4,000,000	509,420	2.3%

Notes

(1)

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the Selling Shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)

Applicable percentage of ownership is based on 22,205,000 shares of common stock outstanding.

(3)

Christopher Tallant, son of Douglas Tallant, is controlling officer and shareholder of Bearpaw Marketing.

(4)

Jonathon Tallant, son of Douglas Tallant, is controlling trustee of Jetco Trust.

(5)

Father of Johnpaul Riddles.

(6)

Mother of Johnpaul Riddles.

(7)

Former brother-in-law of Johnpaul Riddles.

(8)

Counsel for Corporation who has been paid for services with 100,000 common shares.

(9)

Sister of Johnpaul Riddles.

Except as disclosed above, none of the Selling Shareholders:

•

Is an affiliate of a broker-dealer;

•

Has had a material relationship with us other than as a stockholder at any time within the past three years;

•

Has ever been one of our officers and directors; or

•

Has a family relationship with an officer or director of the Company.

LEGAL MATTERS

The Law Offices of Michael L. Corrigan, San Diego, California issued an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Michael L. Corrigan, Esq. has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock.  Mr. Corrigan has agreed to take a total of 100,000 common shares of the Company as compensation.  Michael L. Corrigan has consented to being named as an expert in the Company’s registration statement, of which this prospectus forms a part.  The consent has been filed as an exhibit to the registration statement.

John Kinross-Kennedy, our certified public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Mr. Kinross-Kennedy has presented his report with respect to our audited financial statements. The report of Mr. Kinross-Kennedy is included in reliance upon his authority as an expert in accounting and auditing. His consent to being named as an Expert is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

The accountant has not resigned, declined to stand for re-election, nor been dismissed.  The accountant’s report on the financial statements for the last two years contains no adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.  However, the accountant’s report stated: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered recurring losses.  This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

There have been no disagreements with any former accountants or any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Except for Michael L. Corrigan, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our Company or any of its parents or subsidiaries. Nor was any such person connected with our Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our Company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our Company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

FINANCIAL STATEMENTS

Our unaudited financial statements for the nine months ending September 30, 2009 and audited financial statements for the fiscal years ended December 31, 2008 and 2007 are included after Part II and are incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses(1)	Amount
SEC Registration Fee	$ 201
Accounting Fees	$ 10,000
Legal Fees, Filing Fees & Expenses	$ 96,000
Printing Expenses	$ 3,000
Miscellaneous	$ 5,000
Total	$ 114,201

(1) All amounts are estimates, other than the SEC's registration fee and accounting fees.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada General Corporation Law and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. The bylaws require us to indemnify such persons to the fullest extent permitted by Delaware law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

The following recent sales were made in 2008: 11,000,000 Common shares for acquisition of Confident Care Services, Inc. in a reverse merger transaction and 205,000 Common shares to two investors.  The consideration for the 11,000,000 shares was 100% of the shares of Confident Care Services, Inc.  The aggregate price for the other shares was $52,500 based on negotiated prices.  Also, in 2006, there was a sale of 1.400,000 shares of preferred stock to an officer of the Company.

The Company sold these shares of common stock under the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) and Regulation D promulgated thereunder due to the fact that the issuance did not involve a public offering and in light of fact that Mr. Riddles and the purchasing shareholders are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Act.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of Ram Financial Corporation.
3.2	Amended Articles – Authorized Share Increase
3.3	Amended Articles – Name Change
3.4	Bylaws
3.5	Minutes – Preferred Shares Rights
3.6	Merger Agreement
3.7	Factoring Agreement
3.8	Independent Contractor Agreement
3.9	Customer Agreement – Staffing Terms
5.1	Opinion of Counsel and Consent of Counsel
23.1	Consent of Independent Certified Public Accountant
23.2	Consent of Counsel (included in Exhibit 5.1)

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purposes of determining any liability under the Securities Act to any purchaser:

Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) promulgated under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

CONFIDENT CARE SERVICES INC.

Unaudited Financial Statements

 for the six months ending

September 30, 2009

Prepared by Management

CONFIDENT CARE SERVICES, INC. (Formerly Ram Financial Corporation) BALANCE SHEET Unaudited

	September 30, 2009	December 31, 2008

ASSETS

Current assets
Checking Accounts	$ 8,707	$ 198
Accounts Receivable	30,360	145,368
Total current assets	39,067	145,566

Other assets
Notes Receivable	30,436	24,898
Total Other Assets	30,436	24,898

Total assets	$ 69,503	$ 170,464

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts Payable	27,257	1,411
Total current liabilities	27,257	1,411

Long term liabilities
Loans Payable	224,255	235,549
Loans Payable-Related Parties	8,001	6,251
Total long term liabilities	232,256	241,800

Total liabilities	259,513	243,211

Stockholders' deficit
Common stock; $.001 par value; 100,000,000 shares
authorized, 22,205,000 and 11,000,000 shares,
respectively, issued and outstanding	22,205	22,205
Preferred stock; $.001 par value; 10,000,000 shares
authorized, 1,400,000 and 1,400,000 shares,
respectively, issued and outstanding	1,400	1,400
Additional paid-in capital	46,895	46,895
Accumulated deficit	(260,510)	(143,247)
Total Stockholders' equity	(190,010)	(72,747)

Total liabilities and stockholders' deficit	$69,503	$ 170,464

CONFIDENT CARE SERVICES, INC.
(Formerly Ram Financial Corporation)
STATEMENT OF OPERATIONS
Unaudited
	For the three months	For the three months	For the nine months	For the nine months
	ended Sept 30, 2009	ended Sept 30, 2008	ended Sept 30, 2009	ended Sept 30, 2008

Revenue	$ 25,055	$ 294,775	$ 223,791	$ 1,155,491

Operating expenses
Advertising	50	637	409	2,349
Automobile Expense	2,420	5,546	10,811	23,626
Contract Labor	13,649	219,309	179,595	851,711
Insurance	2,158	5,377	6,389	12,408
Maintenance	77	80	77	1,314
Office Supplies	374	2,949	1,562	10,599
Payroll Expenses	10,154	52,693	45,972	170,922
Professional Fees	2,500	4,000	15,327	16,882
Rent	9,427	16,044	39,677	45,241
Telephone	8,075	3,759	15,629	14,311
Travel & Entertainment	1,262	4,919	1,795	9,421
Other	3,571	12,380	20,129	106,112

Total operating expenses	53,717	327,693	337,372	1,264,896

Gain from operations	(28,662)	(32,918)	(113,581)	(109,405)

Other income (expenses):
Other income	-	-	-	40,757
Interest Expense	(891)	(10,540)	(3,682)	(15,540)
Total other income (expenses)	(891)	(10,540)	(3,682)	25,217

Loss before provision for income taxes	(29,553)	(43,458)	(117,263)	(84,188)
Provision for income taxes	-	-	-	-

Net gain (loss)	$ (29,553)	$ (43,458)	$ (117,263)	$ (84,188)

Basic gain/loss per common share	$ (0.001)	$ (0.004)	$ (0.005)	$ (0.008)
Diluted gain/loss per common share	$ (0.001)	$ (0.002)	$ (0.003)	$ (0.003)

Basic weighted average
common shares outstanding	22,205,000	11,000,000	22,205,000	11,000,000
Diluted weighted average common
& preferred shares outstanding	36,205,000	25,000,000	36,205,000	25,000,000

CONFIDENT CARE SERVICES, INC.
(Formerly Ram Financial Corporation)
STATEMENT OF STOCKHOLDERS' DEFICIT

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 15, 1989 (Date of inception)	-	$-	-	$-	$-	$-	$-

Common shares issued to purchaser of corporation 8-12-1997.	10,000,000	$10,000			$(10,000)		$-

Balance at December 31, 1997	10,000,000	$10,000	-	$-	$(10,000)	$-	$-

Common shares issued for cash 4-6-1999	1,000,000	$1,000			$9,000		$10,000

Net gain/loss	-	$-	-	$-	$-	$ (20,411)	$(20,411)

Balance at December 31, 1999	11,000,000	$11,000	-	$-	$(1,000)	$ (20,411)	$(10,411)

Net gain/loss	-	$-	-	$-	$-	$(130)	$ (130)

Balance at December 31, 2000	11,000,000	$11,000	-	$-	$(1,000)	$ (20,541)	$(10,541)

Common shares for Proforma with Confident	-	$-			$1,000		$1,000

Net gain/loss	-	$-	-	$-	$-	$ (57,503)	$(57,503)

Balance at December 31, 2005	11,000,000	$11,000	-	$-	$-	$ (78,044)	$(67,044)

Preferred shares issued to officer & director for cash, $0.005 per share 12-5-2006			1,400,000	$1,400	$5,600	$-	$7,000

Net gain/loss	-	$-	-	$-	$-	$3,302	$3,302

Balance at December 31, 2006	11,000,000	$11,000	1,400,000	$1,400	$5,600	$ (74,742)	$(56,742)

Net gain/loss	-	$-	-	$-	$-	$56,666	$56,666

Balance at December 31, 2007	11,000,000	$11,000	1,400,000	$1,400	$5,600	$ (18,076)	$(76)

Common shares issued for merged company	11,000,000	$11,000			$(11,000)	$-	$-

Common shares issued for cash	205,000	$205			$ 52,295	$-	$52,500

Net gain/loss	-	$-	-	$-	$-	$(125,171)	$(125,171)

Balance at December 31, 2008	22,205,000	$22,205	1,400,000	$1,400	$ 46,895	$(143,247)	$(72,747)

Net gain/loss (Unaudited)	-	$-	-	$-	$-	$ (117,263)	$(117,263)

Balance at Sept. 30, 2009	22,205,000	$22,205	1,400,000	$1,400	$ 46,895	$(260,510)	$(190,010)

CONFIDENT CARE SERVICES, INC.
(Formerly Ram Financial Corporation)
STATEMENT OF CASH FLOWS
Unaudited

	For the three months	For the three months	For the nine months	For the nine months
	ended Sept 30, 2009	ended Sept 30, 2008	ended Sept 30, 2009	ended Sept 30, 2008
Cash flows from operating activities:
Net income	($29,553)	($43,274)	($117,264)	($83,977)
Adjustments to reconcile net income to
net cash provided by operating activities:
Accounts Receivable	11,794	29,209	115,008	102,411
Notes Receivable	14,284	(17,646)	(5,538)	(21,381)
Accounts Payable	12,735	-	25,846	(1,636)
Net cash provided by operating activities	9,260	(31,684)	18,052	(4,583)

Cash flows from investing activities:

Cash flows from financing activities:
Line of Credit	-	(614)	-	(49,045)
Loans Payable	(900)	(586)	(11,294)	(18,660)
Proceeds on borrowings	-	-	-	52,500
Proceeds on borrowings from related parties	-	-	1,750	39
Net cash provided by financing activities	(900)	(1,200)	(9,544)	(15,166)

Net increase in cash	8,360	(32,884)	8,509	(19,749)

Cash, beginning of period	347	32,243	198	19,108

Cash, end of period	$8,707	($641)	$8,707	($641)

NOTES TO FINANCIAL STATEMENTS – September 30, 2009

1.

DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business and history – Confident Care Services, Inc., Nevada corporation, (hereinafter referred to as the “Company” or “Confident”) was incorporated in the State of Nevada on December 15, 1989 as Ram Financial Corporation (“Ram”).  The company was originally in the financial services business.  In October 2008, Ram was merged with Confident Care Services, Inc. in a reverse merger transaction in which Ram was the surviving corporation.  Ram then changed its name to Confident Care Services, Inc. (Confident).  Prior to the merger, the original Confident Care Services, Inc. had been in business for four years and provided healthcare professional staffing for hospitals and healthcare facilities in California.  The Company is in the process of expanding in California and Nevada.

Management of Company – The Company's executives have combined experience in the medical industry of more than thirty years.  The CEO is Johnpaul Riddles who started his medical career serving in the United States Navy as a Corpsman for five years.  The President is Douglas Tallant who owned and operated physical therapy clinics in Denver and Oklahoma City for more than five years.

Going concern – The Company had a net loss of $117,263 in the first nine months of 2009 on revenues of $223,791, and had a net loss of $84,188 for the first nine month period of 2008 on revenues of $1,155,491. Should the company continue to have losses, there would be substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Year end – The Company’s yearend is December 31.

Principles of consolidation – Ram Financial and Confident Care Services merged, and one is not a subsidiary of the other.  Therefore, there is no need for consolidated financial statements.  However, the accounts of the merged companies have been combined in the financial statements presented with these Notes.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Accounts Receivable – All customer invoices are credited to Revenue and debited to Accounts Receivable.  Uncollectable receivables are credited to Accounts Receivable when it is clear an account will not be collected and debited from an income account called “Write off”.  In 2007, write offs were only 0.2% of revenues.  However, in 2008, write offs increased to 4%. In the first nine months of 2009, write offs deceased to 0.2% of revenues.

From time-to-time, we factor accounts receivable.  Our accounting policy for the factoring arrangement is to credit AR for the amount of any invoices which are factored.  The 15% reserve less any factoring fees is debited to a special AR account.

Property and equipment – The Company has no significant property or equipment.

Income taxes – The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

The ordinary business loss for the first nine months of 2009 is $117,263.  Therefore, Management feels the Company will have a net operating loss carryover to be used for future years.  Such losses may not be fully deductible due to the significant amounts of non-cash service costs.  The Company has not established  a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

The Company does not have any deferred tax liabilities or any deferred tax assets.  All of the income tax loss is allocated to continuing operations

Net gain/loss per common share – The Company computes net gain/loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic net gain/loss per share is computed by dividing the net gain/loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net gain/loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.  For the period from December 15, 1989 (Date of Inception) through September 30, 2009, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Stock-Based Compensation -- The Company had no stock-based compensation during the first six months of 2009.

Concentration of risk – A significant amount of the Company’s assets and resources are currently dependent on the financial support of Johnpaul Riddle.  Should he determine to no longer finance the operations of the company before new capital is raised, it may be unlikely for the company to continue.

Revenue recognition – The Company performs services for hospitals and other healthcare facilities.  We have agreements with our customers to perform services upon request at agreed upon rates.  Once we have delivered and completed our services, we invoice our customers.  Revenue is therefore recognized upon invoicing the customer. This meets the criteria for realizable and earned income: (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the seller's price to the buyer is fixed or determinable, and (d) collectability is reasonably assured.

Inventory valuation – At this time the Company is not expected to hold inventory.

Legal Procedures – The Company is not aware of, nor is it involved in any pending legal proceedings.

New accounting pronouncements –

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company expects no impact on adopting this new standard.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R)

requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will not have a material impact on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29 "effective for non-monetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS 154 requires “retrospective application” of the direct effect of a voluntary change in accounting principle to prior periods’ financial statements where it is practicable to do so. SFAS 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. SFAS 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 unless adopted early. We do not expect the adoption of SFAS 154 to have a material impact on its consolidated financial position, results of operations or cash flows, except to the extent that the statement subsequently requires retrospective application of a future item.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives.   We expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities).  The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting.  Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value.  We do not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

We are not aware of any new accounting standards that are not yet effective which would impact our financial statements.  If we become aware of any new accounting standards which could have a future impact on our financial statements, we will make appropriate disclosures.

2.    FIXED ASSETS

The Company has no significant fixed assets.  Its furniture and computers were donated.

3.    RELATED PARTY TRANSACTIONS

As of Sept. 30, 2009 and December 31, 2008, loans payable to related parties consists of the following:

Sept. 30, 2009               December 31, 2008

Loans payable  to officers of

the Company bearing interest at 8%

unsecured and due on demand                           $    8,001                      $   6,251

4.     OTHER CURRENT LIABILITIES

The company’s accounts payable increased to $27,257 as of Sept. 30, 2009 from $1,411 as of December 31, 2008.

5.   STOCKHOLDERS’ DEFICIT

        Common Shares:  As of Sept. 30, 2009 and 2008 there were 22,205,000 and 11,000,000 shares of                   common stock outstanding.

a)

When the Company ownership changed in 1997, all outstanding shares were cancelled and 10,000,000 shares were issued to the new owner .

b)

In 1999, 1,000,000 shares were sold for a consideration of $10,000.

c)

In October, 2008, 11,000,000 shares were issued in exchange for all of the shares of Confident Care Services, Inc. as part of the reverse merger.

d)

In October, 2008, 205,000 shares were issued for cash.

Preferred Shares:   Each share of preferred stock is convertible into ten shares of common stock and has voting rights equal to twenty shares of common stock.  The board of directors has not specified any other rights or privileges with respect to the preferred stock.

The preferred stock when converted to common shares will dilute gain/loss per share.  We have added diluted gain/loss per share to the Statement of Operations.  None of our securities are antidilutive, and we used the “if-converted” method of figuring diluted gain/loss.  The numerator is the same for both basic and diluted gain/loss per share since there are no preferred share dividends.  The denominator for diluted gain/loss per share is the diluted weighted average shares, which is the common shares plus preferred shares using the “if-converted” method.  There are no securities that could potentially dilute gain/loss per share in the future that were not included in the computation of diluted gain/loss per share because to do so would have been antidilutive for the periods presented.

As of Sept. 30, 2008 and 2007 there were 1,400,000 and 1,400,000 shares of preferred stock outstanding.

a)

 In 2006, 1,400,000 shares of preferred stock were sold for a consideration of $7,000.

6.

STOCK OPTIONS

The Company has granted no stock options.

7.

COMMITMENTS AND CONTINGENCIES

The Company has no employment contracts.  It leases offices in Las Vegas, NV, El Cajon, CA, and Oroville, CA.

8.

LITIGATION

There is no existing or pending litigation involving the Company.

9.   SUBSEQUENT EVENTS

None.

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

for

CONFIDENT CARE SERVICES INC.

Financial Statements for the years ending

December 31, 2008 & 2007

by

John Kinross-Kennedy

Certified Public Accountant

Irvine, California

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  The Board of Directors and Shareholders

Confident Care Services Inc.

1810 E. Sahara Avenue

Las Vegas, Nevada 89104

I have audited the accompanying balance sheet of Confident Care Services, Inc. as of December 31, 2008 and 2007 and the related statements of operations, of cash flows and of stockholder’s equity/deficit for the years then ended. These consolidated financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Confident Care Services Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years ended December 31, 2008 and 2007, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered recurring losses.  This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/s/ John Kinross-Kennedy

John Kinross-Kennedy

Certified Public Accountant

Irvine, California

July 29, 2009

CONFIDENT CARE SERVICES, INC.
(Formerly Ram Financial Corporation)
BALANCE SHEET

	December 31, 2008	December 31, 2007

ASSETS

Current assets
Checking Accounts	$198	$19,108
Accounts Receivable	145,368	287,441
Total current assets	145,566	306,549

Other assets
Notes Receivable	24,898	14,988
Total Other Assets	24,898	14,988

Total assets	$170,464	$ 321,537

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts Payable	1,411	1,061
Line of Credit	-	50,471
Total current liabilities	1,411	51,532

Long term liabilities
Loans Payable	235,549	244,562
Loans Payable-Related Parties	6,251	25,519
Total long term liabilities	241,800	270,081

Total liabilities	243,211	321,613

Stockholders' deficit
Common stock; $.001 par value; 100,000,000 shares
authorized, 22,205,000 and 11,000,000 shares issued and
outstanding as of Dec. 31, 2008 and Dec. 31, 2007	22,205	11,000
Preferred stock; $.001 par value; 10,000,000 shares
authorized, 1,400,000 and 1,400,000 shares issued and
outstanding as of Dec. 31, 2008 and Dec. 31, 2007	1,400	1,400
Additional paid-in capital	46,895	5,600
Accumulated deficit	(143,247)	(18,076)
Total Stockholders' equity	(72,747)	(76)

Total liabilities and stockholders' deficit	$ 170,464	$ 321,537

CONFIDENT CARE SERVICES, INC.
(Formerly Ram Financial Corporation)
STATEMENT OF OPERATIONS

	For the year ended	For the year ended
	December 31, 2008	December 31, 2007

Revenue	$ 1,369,782	$ 1,732,138

Operating expenses
Advertising	2,538	2,824
Automobile Expense	28,517	22,852
Contract Labor	1,023,679	1,232,522
Insurance	16,900	13,394
Maintenance	1,314	7,896
Office Supplies	13,371	10,293
Payroll Expenses	197,507	192,484
Professional Fees	16,196	54,236
Rent	59,945	53,678
Taxes	2,726	4,128
Telephone	17,490	11,280
Travel & Entertainment	11,140	4,264
Other	131,170	45,143

Total operating expenses	1,522,493	1,654,994

Gain from operations	(152,711)	77,144

Other income (expenses):
Other income	40,968	4,351
Interest Expense	(13,428)	(24,829)
Total other income (expenses)	27,540	(20,478)

Loss before provision for income taxes	(125,171)	56,666
Provision for income taxes	-	-

Net gain (loss)	$(125,171)	$ 56,666

Basic gain/loss per common share	$(0.010)	$ 0.005
Diluted gain/loss per common share	$(0.005)	$ 0.002

Basic weighted average
common shares outstanding	13,121,772	11,000,000
Diluted weighted average common
& preferred shares outstanding	27,121,772	25,000,000

CONFIDENT CARE SERVICES, INC.
(Formerly Ram Financial Corporation)
STATEMENT OF STOCKHOLDERS' DEFICIT

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 15, 1989 (Date of inception)	-	$ -	-	$ -	$ -	$-	$-

Common shares issued to purchaser of corporation 8-12-1997.	10,000,000	$ 10,000			$ (10,000)		$-

Balance at December 31, 1997	10,000,000	$ 10,000	-	$ -	$ (10,000)	$-	$-

Common shares issued for cash 4-6-1999	1,000,000	$ 1,000			$ 9,000		$10,000

Net gain/loss	-	$ -	-	$ -	$ -	$ (20,411)	$ (20,411)

Balance at December 31, 1999	11,000,000	$ 11,000	-	$ -	$(1,000)	$ (20,411)	$ (10,411)

Net gain/loss	-	$ -	-	$ -	$ -	$ (130)	$(130)

Balance at December 31, 2000	11,000,000	$ 11,000	-	$ -	$(1,000)	$ (20,541)	$ (10,541)

Common shares for Proforma with Confident	-	$ -			$ 1,000		$ 1,000

Net gain/loss	-	$ -	-	$ -	$ -	$ (57,503)	$ (57,503)

Balance at December 31, 2005	11,000,000	$ 11,000	-	$ -	$ -	$ (78,044)	$ (67,044)

Preferred shares issued to officer & director for cash, $0.005 per share 12-5-2006			1,400,000	$ 1,400	$ 5,600	$-	$ 7,000

Net gain/loss	-	$ -	-	$ -	$ -	$ 3,302	$ 3,302

Balance at December 31, 2006	11,000,000	$ 11,000	1,400,000	$ 1,400	$ 5,600	$ (74,742)	$ (56,742)

Net gain/loss	-	$ -	-	$ -	$ -	$56,666	$56,666

Balance at December 31, 2007	11,000,000	$ 11,000	1,400,000	$ 1,400	$ 5,600	$ (18,076)	$ (76)

Common shares issued for merged company	11,000,000	$ 11,000			$ (11,000)	$-	$-

Common shares issued for cash	205,000	$205			$ 52,295	$-	$52,500

Net gain/loss	-	$ -	-	$ -	$ -	$(125,171)	$ (125,171)

Balance at December 31, 2008	22,205,000	$ 22,205	1,400,000	$ 1,400	$ 46,895	$(143,247)	$ (72,747)

CONFIDENT CARE SERVICES, INC.
(Formerly Ram Financial Corporation)
STATEMENT OF CASH FLOWS

	For the year ended	For the year ended
	December 31, 2008	December 31, 2007
Cash flows from operating activities:
Net income	($125,171)	$56,666
Adjustments to reconcile net income to
net cash provided by operating activities:
Accounts Receivable	142,073	41,878
Notes Receivable	(9,910)	(14,350)
Accounts Payable	350	(657)
Net cash provided by operating activities	7,342	83,537

Cash flows from investing activities:

Cash flows from financing activities:
Line of Credit	(50,471)	15,867
Loans Payable	(9,013)	(102,916)
Proceeds from issuance of common stock	52,500	-
Proceeds from issuance of preferred stock	-	-
Proceeds on borrowings from related parties	(19,268)	(22,450)
Net cash provided by financing activities	(26,252)	(109,499)

Net increase in cash	(18,910)	(25,962)

Cash, beginning of period	19,108	45,070

Cash, end of period	$198	$19,108

NOTES TO FINANCIAL STATEMENTS  – 2008

1.

DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business and history – Confident Care Services, Inc., Nevada corporation, (hereinafter referred to as the “Company” or “Confident”) was incorporated in the State of Nevada on December 15, 1989 as Ram Financial Corporation (“Ram”).  The company was originally in the financial services business.  In October 2008, Ram was merged with Confident Care Services, Inc. in a reverse merger transaction in which Ram was the surviving corporation.  Ram then changed its name to Confident Care Services, Inc. (Confident).  Prior to the merger, the original Confident Care Services, Inc. had been in business for four years and provided healthcare professional staffing for hospitals and healthcare facilities in California.  The Company is in the process of expanding in California and Nevada.

Management of Company – The Company's executives have combined experience in the medical industry of more than thirty years.  The CEO is Johnpaul Riddles who started his medical career serving in the United States Navy as a Corpsman for five years.  The President is Douglas Tallant who owned and operated physical therapy clinics in Denver and Oklahoma City for more than five years.

Going concern – The Company had a net loss of $125,171 in 2008 on revenues of $1,369,782, and incurred net losses of approximately $143,246 from the period of December 15, 1989 (Date of Inception) through December 31, 2008 on revenues of over $6,614,414. Should the company continue to have losses, there would be substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Year end – The Company’s yearend is December 31.

Principles of consolidation – Ram Financial and Confident Care Services merged, and one is not a subsidiary of the other.  Therefore, there is no need for consolidated financial statements.  However, the accounts of the merged companies have been combined in the financial statements presented with these Notes.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Accounts Receivable – All customer invoices are credited to Revenue and debited to Accounts Receivable.  Uncollectable receivables are credited to Accounts Receivable when it is clear an account will not be collected and debited from an income account called “Write off”.  In 2007, write offs were only 0.2% of revenues.  However, in 2008, write offs increased to 4%.  If write offs stay high, the Company will set up a bad debt allowance.

Property and equipment – The Company has no significant property or equipment.

Income taxes – The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

The ordinary business loss for 2008 is $122,893.  Therefore, the Company will have a net operating loss carryover to be used for future years.  Such losses may not be fully deductible due to the significant amounts of non-cash service costs.  The Company has not established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

The Company does not have any deferred tax liabilities or any deferred tax assets.  All of the income tax loss is allocated to continuing operations

Net gain/loss per common share – The Company computes net gain/loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic net gain/loss per share is computed by dividing the net gain/loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net gain/loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.  For the period from December 15, 1989 (Date of Inception) through December 31, 2007, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Stock-Based Compensation -- The Company had no stock-based compensation during 2008.

Concentration of risk – A significant amount of the Company’s assets and resources are currently dependent on the financial support of Johnpaul Riddle.  Should he determine to no longer finance the operations of the company before new capital is raised, it may be unlikely for the company to continue.

Revenue recognition – The Company performs services for hospitals and other healthcare facilities.  We have agreements with our customers to perform services upon request at agreed upon rates.  Once we have delivered and completed our services, we invoice our customers.  Revenue is therefore recognized upon invoicing the customer. This meets the criteria for realizable and earned income: (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the seller's price to the buyer is fixed or determinable, and (d) collectability is reasonably assured.

Inventory valuation – At this time the Company is not expected to hold inventory.

Legal Procedures – The Company is not aware of, nor is it involved in any pending legal proceedings.

New accounting pronouncements –

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company expects no impact on adopting this new standard.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will not have a material impact on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB

Opinion No. 29 "effective for non-monetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS 154 requires “retrospective application” of the direct effect of a voluntary change in accounting principle to prior periods’ financial statements where it is practicable to do so. SFAS 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. SFAS 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 unless adopted early. We do not expect the adoption of SFAS 154 to have a material impact on its consolidated financial position, results of operations or cash flows, except to the extent that the statement subsequently requires retrospective application of a future item.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives.   We expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities).  The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting.  Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value.  We do not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

We are not aware of any new accounting standards that are not yet effective which would impact our financial statements.  If we become aware of any new accounting standards which could have a future impact on our financial statements, we will make appropriate disclosures.

2.    FIXED ASSETS

The Company has no significant fixed assets.  Its furniture and computers were donated.

3.     LINE OF CREDIT

The Company had a number of credit cards issues to employees.  All of these lines of credit were paid off or settled by mid-2008.  These were revolving credit facilities with interest rates more than 20% per annum.  These credit lines were unsecured and had no restrictive covenants.

4.     LOANS PAYABLE

The Company borrowed $235,549 in 2008 including the $141,589 balance on a home loan assumed by the Company and a balance $69,103 on a loan by a member of the CEOs family.   The home loan is secured by a home in Oroville, CA, has an interest rate of 7.95% per annum.   The $69,103 loan has an interest rate of 5% per annum, is unsecured and has no restrictive covenants.  There were also two smaller unsecured loans.  In 2007 the amount borrowed was $244,562 including the home mortgage balance of $144,038 and family member loan balance of $70,403.

5.    RELATED PARTY TRANSACTIONS

As of December 31, 2008 and 2007, loans payable to related parties consists of the following:

2008                                 2007

Loans payable  to officers of

the Company bearing interest at 8%

unsecured and due on demand                  $      6,251                    $         25,519

6.   STOCKHOLDERS’ DEFICIT

        Common Shares:  As of December 31, 2008 and 2007 there were 22,205,000 and 11,000,000 shares of                   common stock outstanding.

a)

When the Company ownership changed in 1997, all outstanding shares were cancelled and 10,000,000 shares were issued to the new owner .

b)

In 1999, 1,000,000 shares were sold for a consideration of $10,000.

c)

In 2008, 11,000,000 shares were issued in exchange for all of the shares of Confident Care Services, Inc. as part of the reverse merger.

d)

In 2008, 205,000 shares were issued for cash.

Preferred Shares:   Each share of preferred stock is convertible into ten shares of common stock and has voting rights equal to twenty shares of common stock.  The board of directors has not specified any other rights or privileges with respect to the preferred stock.

The preferred stock when converted to common shares will dilute gain/loss per share.  We have added diluted gain/loss per share to the Statement of Operations.  None of our securities are antidilutive, and we used the “if-converted” method of figuring diluted gain/loss.  The numerator is the same for both basic and diluted gain/loss per share since there are no preferred share dividends.  The denominator for diluted gain/loss per share is the diluted weighted average shares, which is the common shares plus preferred shares using the “if-converted” method.  There are no securities that could potentially dilute gain/loss per share in the future that were not included in the computation of diluted gain/loss per share because to do so would have been antidilutive for the periods presented.

As of December 31, 2008 and 2007 there were 1,400,000 and 1,400,000 shares of preferred stock outstanding.

a)

 In 2006, 1,400,000 shares of preferred stock were sold for a consideration of $7,000.

7.    STOCK OPTIONS

The Company has granted no stock options.

8.

COMMITMENTS AND CONTINGENCIES

The Company has no employment contracts.  It leases offices in Las Vegas, NV, El Cajon, CA, and Oroville, CA.

9.

LITIGATION

There is no existing or pending litigation involving the Company.

10.   SUBSEQUENT EVENTS

None.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  the Board of Directors and Shareholders

Confident Care Services Inc.

502 North Division Street

Carson City, Nevada  92684

I have audited the accompanying balance sheet of Confident Care Services, Inc. as of December 31, 2007 and 2006 and the related statements of operations, of cash flows and of stockholder’s equity/deficit for the years then ended. These consolidated financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Confident Care Services Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years ended December 31, 2007 and 2006, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and has not yet commenced operations.  This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/s/ John Kinross-Kennedy

John Kinross-Kennedy

Certified Public Accountant

Irvine, California

April 11, 2009

RAM FINANCIAL CORPORATION
(Now Confident Care Services, Inc.) COMBINED BALANCE SHEET

	December 31, 2007	December 31, 2006

ASSETS

Current assets
Checking Accounts	$ 19,108	$ 45,070
Accounts Receivable	287,441	329,319
Total current assets	306,549	374,389

Other assets
Notes Receivable	14,988	638
Total Other Assets	14,988	638

Total assets	$ 321,537	$ 375,027

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts Payable	1,061	1,718
Line of Credit	50,471	34,603
Total current liabilities	51,532	36,321

Long term liabilities
Loans Payable	244,562	347,479
Loans Payable-Related Parties	25,519	47,969
Total long term liabilities	270,081	395,448

Total liabilities	321,613	431,769

Stockholders' deficit
Common stock; $.001 par value; 100,000,000 shares
authorized, 11,000,000 and 11,000,000 shares issued and
outstanding as of Dec. 31, 2007 and Dec. 31, 2006	11,000	11,020
Preferred stock; $.001 par value; 10,000,000 shares
authorized, 1,400,000 and 1,400,000 shares issued and
outstanding as of Dec. 31, 2007 and Dec. 31, 2006	1,400	1,400
Additional paid-in capital	5,600	5,580
Accumulated deficit	(18,076)	(74,742)
Total Stockholders' equity	(76)	(56,742)

Total liabilities and stockholders' deficit	$ 321,537	$ 375,027

RAM FINANCIAL CORPORATION
(Now Confident Care Services, Inc.)
COMBINED STATEMENT OF OPERATIONS

	For the year ended	For the year ended
	December 31, 2007	December 31, 2006

Revenue	$ 1,732,138	$ 2,017,206

Operating expenses
Advertising	2,824	3,645
Automobile Expense	22,852	12,666
Contract Labor	1,232,522	1,473,141
Insurance	13,394	9,172
Maintenance	7,896	1,010
Office Supplies	10,293	3,430
Payroll Expenses	192,484	307,834
Professional Fees	54,236	21,719
Rent	53,678	24,684
Taxes	4,128	1,341
Telephone	11,280	15,586
Travel & Entertainment	4,264	443
Other	45,143	74,337

Total operating expenses	1,654,994	1,949,008

Gain from operations	77,144	68,198

Other income (expenses):
Other income	4,351	12,166
Interest Expense	(24,829)	(77,061)
Total other income (expenses)	(20,478)	(64,895)

Loss before provision for income taxes	56,666	3,303
Provision for income taxes	-	-

Net gain (loss)	$ 56,666	$3,303

Basic gain/loss per common share	$(0.005)	$ 0.000
Diluted gain/loss per common share	$(0.002)	$ 0.000

Basic weighted average
common shares outstanding	11,000,000	11,000,000
Diluted weighted average common
& preferred shares outstanding	25,000,000	25,000,000

RAM FINANCIAL CORPORATION
(Now Confident Care Services, Inc.)
COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 15, 1989 (Date of inception)	-	$ -	-	$ -	$ -	$-	$-

Common shares issued to purchaser of corporation 8-12-1997.	10,000,000	$ 10,000			$ (10,000)		$-

Balance at December 31, 1997	10,000,000	$ 10,000	-	$ -	$ (10,000)	$-	$-

Common shares issued for cash 4-6-1999	1,000,000	$ 1,000			$ 9,000		$10,000

Net gain/loss	-	$ -	-	$ -	$ -	$ (20,411)	$ (20,411)

Balance at December 31, 1999	11,000,000	$ 11,000	-	$ -	$ (1,000)	$ (20,411)	$ (10,411)

Net gain/loss	-	$ -	-	$ -	$ -	$(130)	$ (130)

Balance at December 31, 2000	11,000,000	$ 11,000	-	$ -	$ (1,000)	$ (20,541)	$ (10,541)

Common shares for Proforma with Confident	-	$ -			$ 1,000		$ 1,000

Net gain/loss	-	$ -	-	$ -	$ -	$ (57,503)	$ (57,503)

Balance at December 31, 2005	11,000,000	$ 11,000	-	$ -	$ -	$ (78,044)	$ (67,044)

Preferred shares issued to officer & director for cash, $0.005 per share 12-5-2006			1,400,000	$ 1,400	$ 5,600	$-	$ 7,000

Net gain/loss	-	$ -	-	$ -	$ -	$ 3,302	$ 3,302

Balance at December 31, 2006	11,000,000	$ 11,000	1,400,000	$ 1,400	$ 5,600	$ (74,742)	$ (56,742)

Net gain/loss	-	$ -	-	$ -	$ -	$56,666	$56,666

Balance at December 31, 2007	11,000,000	$ 11,000	1,400,000	$ 1,400	$ 5,600	$ (18,076)	$ (76)

RAM FINANCIAL CORPORATION
(Now Confident Care Services, Inc.)
COMBINED STATEMENT OF CASH FLOWS

	For the year ended	For the year ended
	December 31, 2007	December 31, 2006
Cash flows from operating activities:
Net income	$56,666	$3,302
Adjustments to reconcile net income to
net cash provided by operating activities:
Accounts Receivable	41,878	(206,100)
Notes Receivable	(14,350)	(638)
Accounts Payable	(657)	1,718
Net cash provided by operating activities	83,537	(201,718)

Cash flows from investing activities:

Cash flows from financing activities
Line of Credit	15,867	34,603
Loans Payable	(102,916)	(4,329)
Proceeds from issuance of common stock	-	-
Proceeds from issuance of preferred stock	-	7,000
Proceeds on borrowings from related parties	(22,450)	37,969
Net cash provided by financing activities	(109,499)	75,243

Net increase in cash	(25,962)	(126,475)

Cash, beginning of period	45,070	171,545

Cash, end of period	$19,108	$45,070

NOTES TO FINANCIAL STATEMENTS  – 2007

1.

DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business and history – Confident Care Services, Inc., Nevada corporation, (hereinafter referred to as the “Company” or “Confident”) was incorporated in the State of Nevada on December 15, 1989 as Ram Financial Corporation (“Ram”).  The company was originally in the financial services business.  In October 2008, Ram was merged with Confident Care Services, Inc. in a reverse merger transaction in which Ram was the surviving corporation.  Ram then changed its name to Confident Care Services, Inc. (Confident).  Prior to the merger, the original Confident Care Services, Inc. had been in business for four years and provided healthcare professional staffing for hospitals and healthcare facilities in California.  The Company is in the process of expanding in California and Nevada.

Management of Company – The Company's executives have combined experience in the medical industry of more than thirty years.  The CEO is Johnpaul Riddles who started his medical career serving in the United States Navy as a Corpsman for five years.  The President is Douglas Tallant who owned and operated physical therapy clinics in Denver and Oklahoma City for more than five years.

Going concern – The Company had a net income of $56,666 in 2007 on revenues of $1,1,732,138, but incurred net losses of approximately $18,075 from the period of December 15, 1989 (Date of Inception) through December 31, 2007 on revenues of over $5,000.000. Should the company have losses again as it did during 2005 when it started in the healthcare staffing business, there would be substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Year end – The Company’s yearend is December 31.

Principles of consolidation – Ram Financial and Confident Care Services merged, and one is not a subsidiary of the other.  Therefore, there is no need for consolidated financial statements.  However, the accounts of the merged companies have been combined in the financial statements presented with these Notes.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Accounts Receivable – All customer invoices are credited to Revenue and debited to Accounts Receivable.  Uncollectable receivables are credited to Accounts Receivable when it is clear an account will not be collected and debited from an income account called “Write off”.  In 2007, write offs were only 0.2% of revenues.  In 2006, write offs were 0.1%.

Property and equipment – The Company has no significant property or equipment.

Income taxes – The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

The ordinary business gain for 2008 is $57,731.  The Company does not have any deferred tax liabilities or any deferred tax assets.  All of the income tax gain is allocated to continuing operations

Net gain/loss per common share – The Company computes net gain/loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic net gain/loss per share is computed by dividing the net gain/loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net gain/loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.  For the period from December 15, 1989 (Date of Inception) through December 31, 2007, no convertible securities, options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

On the Statement of Operations, both basic gain/loss per share and diluted gain/loss per share are shown, as well as basic weighted average shares (common only) and diluted weighted average shares (common plus preferred using the “if-converted” method).  The gain/loss is not affected by the convertible preferred shares since there are no preferred share dividends.

Stock-Based Compensation -- The Company had no stock-based compensation during 2007.

Concentration of risk – A significant amount of the Company’s assets and resources are currently dependent on the financial support of Johnpaul Riddle.  Should he determine to no longer finance the operations of the company before new capital is raised, it may be unlikely for the company to continue.

Revenue recognition – The Company performs services for hospitals and other healthcare facilities.  We have agreements with our customers to perform services upon request at agreed upon rates.  Once we have delivered and completed our services, we invoice our customers.  Revenue is therefore recognized upon invoicing the customer. This meets the criteria for realizable and earned income: (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the seller's price to the buyer is fixed or determinable, and (d) collectability is reasonably assured.

Inventory valuation – At this time the Company is not expected to hold inventory.

Legal Procedures – The Company is not aware of, nor is it involved in any pending legal proceedings.

New accounting pronouncements –

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company expects no impact on adopting this new standard.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will not have a material impact on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB

Opinion No. 29 "effective for non-monetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS 154 requires “retrospective application” of the direct effect of a voluntary change in accounting principle to prior periods’ financial statements where it is practicable to do so. SFAS 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. SFAS 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 unless adopted early. We do not expect the adoption of SFAS 154 to have a material impact on its consolidated financial position, results of operations or cash flows, except to the extent that the statement subsequently requires retrospective application of a future item.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives.   We expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities).  The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting.  Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value.  We do not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

We are not aware of any new accounting standards that are not yet effective which would impact our financial statements.  If we become aware of any new accounting standards which could have a future impact on our financial statements, we will make appropriate disclosures.

2.    FIXED ASSETS

The Company has no significant fixed assets.  Its furniture and computers were donated.

3.     LINE OF CREDIT

The Company has a number of credit cards issues to employees.  These are revolving credit facilities with interest rates more than 20% per annum.  These credit lines are unsecured and have no restrictive covenants.

4.     LOANS PAYABLE

The Company borrowed $244,562 in 2008 including the $144,038 balance on a home loan assumed by the Company

and a balance $70,403 on a loan by a member of the CEOs family.   The home loan is secured by a home in Oroville, CA, has an interest rate of 7.95% per annum.  The $69,103 loan has an interest rate of 5% per annum, is unsecured and has no restrictive covenants.  There were also two smaller unsecured loans.  In 2006 the amount borrowed was $154,266 including the home mortgage balance of $144,038 and family member loan balance of $128,975.

5.    RELATED PARTY TRANSACTIONS

As of December 31, 2007 and 2006, loans payable to related parties consists of the following:

2007                                 2006

Loans payable to officers of

the Company bearing interest at 8%

unsecured and due on demand               $      25,519                    $         47,969

6.   STOCKHOLDERS’ DEFICIT

        Common Shares:  As of December 31, 2007 and 2006 there were 11,000,000 and 11,000,000 shares of                   common stock outstanding.

a)

When the Company ownership changed in 1997, all outstanding shares were cancelled and 10,000,000 shares were issued to the new owner .

b)

In 1999, 1,000,000 shares were sold for a consideration of $10,000.

Preferred Shares:   Each share of preferred stock is convertible into ten shares of common stock and has voting rights equal to twenty shares of common stock.  The board of directors has not specified any other rights or privileges with respect to the preferred stock.

The preferred stock when converted to common shares will dilute gain/loss per share.  We have added diluted gain/loss per share to the Statement of Operations.  None of our securities are antidilutive, and we used the “if-converted” method of figuring diluted gain/loss.  The numerator is the same for both basic and diluted gain/loss per share since there are no preferred share dividends.  The denominator for diluted gain/loss per share is the diluted weighted average shares, which is the common shares plus preferred shares using the “if-converted” method.  There are no securities that could potentially dilute gain/loss per share in the future that were not included in the computation of diluted gain/loss per share because to do so would have been antidilutive for the periods presented.

As of December 31, 2007 and 2006 there were 1,400,000 and 1,400,000 shares of preferred stock outstanding.

a)

 In 2006, 1,400,000 shares of preferred stock were sold for a consideration of $7,000.

7.

STOCK OPTIONS

The Company has granted no stock options.

8.

COMMITMENTS AND CONTINGENCIES

The Company has no employment contracts.  It leases offices in El Cajon, CA, and Oroville, CA.

9.

LITIGATION

There is no existing or pending litigation involving the Company.

10.   SUBSEQUENT EVENTS

Effective October, 2008, the Company merged with Confident Care Services, Inc. and changed its name to Confident Care Services, Inc.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in El Cajon, California on December 24, 2009.

CONFIDENT CARE SERVICES, INC.

By:	/s/ John Paul Riddles

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ John Paul Riddles	Chief Executive Officer and Chairman	December 24, 2009
John Paul Riddles	(Principal Executive Officer)
/s/ Douglas Tallant	President and Director	December 24, 2009
Douglas Tallant

/s/ Donald Trapp	Chief Financial Officer & Secretary	December 24, 2009
Donald Trapp	(Principal Accounting and Financial Officer)